Securities and Exchange Commission

                              Washington, DC 20549

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                                    FORM 8-K

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                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 1, 2000

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                              GB&T Bancshares, Inc.
                              ---------------------
               (Exact name of Registrant as Specified in Charter)


            Georgia                       000-24203             58-2400756
            -------                       ---------             ----------
(State or other Jurisdiction of       (Commission File         (IRS Employer
Incorporation or Organization)             Number)          Identification No.)



       500 Jesse Jewell Parkway, S.E.
           Gainesville, Georgia                          30501
       -------------------------------                   -----
      (Address of Principal Executive Offices)          (Zip Code)


       Registrant's telephone number, including area code: (770) 532-1212


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 1, 2000, GB&T Bancshares, Inc., Gainesville, Georgia (the "Company") consummated the previously announced acquisition of UB&T Financial Services Corporation, Rockmart, Georgia, a Georgia corporation ("UB&T"), pursuant to the Agreement and Plan of Reorganization dated October 14, 1999 (the "Agreement") between the Company and UB&T. The consideration consisted of 646,803 shares of the Company's common stock, par value $5.00 per share, in return for all of the issued and outstanding capital stock of UB&T. The consideration was determined by negotiation among the parties. The transaction was accounted for as a pooling of interests. Pursuant to the Agreement, UB&T's subsidiary, United Bank & Trust Company, is now a wholly-owned subsidiary of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) The financial statements of the Company required to be reported as a result of the transaction described in Item 2 have not been completed as of the date of this report and will be filed as an amendment to this report as soon as practicable in accordance with Item 7(a)(4) of Form 8-K.

         (b) The pro forma financial information required to be reported as a result of the transaction described in Item 2 have not been completed as of the date of this report, and will be filed as an amendment to this report as soon as practicable in accordance with Item 7(a)(4) of Form 8-K.

         (c)      Exhibits

                  2.1(a) Agreement and Plan of Reorganization dated October 14, 1999, between GB&T Bancshares, Inc. and UB&T Financial Services Corporation
(incorporated by references to Exhibit 2.1 to the Company's Proxy Statement/Prospectus on Form S-4 filed on December 20, 1999, as amended).

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 GB&T BANCSHARES, INC.

                                                 By:  /s/ Gregory L. Hamby
                                                    ----------------------
                                                    Gregory L. Hamby
                                                    Chief Financial Officer

Dated:  April 18, 2000